Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 87 dated July 16, 2007.
(To Prospectus dated September 8, 2006)
This Pricing Supplement consists of 3 pages.

             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  July 23, 2007
   An Issuance Date of:              July 26, 2007

ADDITIONAL TERMS ARE DEFINED BELOW.
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                       5.40% Notes due July 15, 2013

CUSIP Number:                     4165X0GN4
Series Number:                    407424
Stated Maturity Date:             July 15, 2013
Interest Rate:                    5.40%
Interest Payment Frequency:       Monthly
Initial Interest Payment Date:    August 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.10%
Day Count Convention:             30/360

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.75% Callable Notes due July 15, 2013

CUSIP Number:                     4165X0GP9
Series Number:                    407425
Stated Maturity Date:             July 15, 2013
Interest Rate:                    5.75%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    January 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.10%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   July 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%

   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      6.00% Callable Notes due July 15, 2016

CUSIP Number:                     4165X0GQ7
Series Number:                    407426
Stated Maturity Date:             July 15, 2016
Interest Rate:                    6.00%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    January 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.45%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   July 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      6.20% Callable Notes due July 15, 2022

CUSIP Number:                     4165X0GR5
Series Number:                    407427
Stated Maturity Date:             July 15, 2022
Interest Rate:                    6.20%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    January 15, 2008
Price to Public:                  100%
Agent's Discount:                 2.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   July 15, 2010 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000

   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company, N.A
                                        is successor Indenture Trustee under
                                        Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Janney Montgomery Scott LLC; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Morgan Stanley; NatCity Investments Inc.; Raymond James; RBC Dain Rauscher, Inc.; Robert W. Baird & Co. Incorporated; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Marin Lorenson, Associate Counsel.

RATINGS: It is anticipated that, as of July 26, 2007 the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+